As filed with the Securities and Exchange Commission on December 23, 1997
                                                    Registration No. 33-
------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                         --------------------------

                    AMERICAN CHAMPION ENTERTAINMENT, INC.
           (Exact name of registrant as specified in its charter)

            Delaware                                94-3261987
   (State or other jurisdiction          (IRS Employer Identification No.)
 of incorporation or organization)

                      26203 Production Avenue, Suite 5
                         Hayward, California  94545
             (Address of principal executive offices) (Zip Code)
                               (510) 782-8168
                              ------------------
                               1997 STOCK PLAN
                1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                              ------------------

                               Anthony K. Chan
                           Chief Executive Officer
                                      and
                           Chief Financial Officer
                      26203 Production Avenue, Suite 5
                          Hayward, California 94545
                   (Name and address of agent for service)
                               (510) 782-8168
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed       Proposed
   Title of                          Maximum        Maximum
  Securities          Amount         Offering       Aggregate      Amount of
    to be             to be           Price         Offering     Registration
  Registered      Registered(1)    Per Share(2)     Price(2)          Fee
  ----------      -------------    ------------     --------     -------------
  Common Stock       400,000          $7.125       $2,850,000       $840.75
$0.001 par value     shares

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Plan and/or 1997 Non-Employee Directors Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of American Champion Entertainment, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of American Champion Entertainment, Inc. on December 23, 1997, as reported on the Nasdaq SmallCap Market.




                            Exhibit Index on Page 10

                                  PART II

            Information Required in the Registration Statement

Item No. 3. INCORPORATION OF DOCUMENTS BY REFERENCE

            American Champion Entertainment, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities Exchange Commission ("SEC"):

            (a) The Registrant's Registration Statement on Form SB-2, as filed with the SEC on July 23, 1997;

            (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997;

            (c) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1997;

            (d) The description of the Company's Common Stock included in its Registration Statement on Form 8-A filed with the SEC on July 14, 1997, as amended; and

            (e) Any and all other reports filed under Section 13(a) or 15(d) of the Exchange Act since the end of the most recent fiscal year.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item No. 4. DESCRIPTION OF SECURITIES

            Not Applicable.

Item No. 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not Applicable.

Item No. 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            As permitted by Section 145 of the Delaware General Corporation Law, the Certificate of Incorporation and Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers, employees and agents and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, if such person acted in good faith and in a reasonable manner reasonably believed to be in or not opposed to the best interests of the Registrant; (ii) the Registrant is required to pay the expenses incurred by such directors, officers, employees and agents in connection with investigating, defending, settling and appealing a proceeding at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Registrant; (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers, employees and agents; and (iv) the Registrant may maintain director and officer liability insurance to the extent reasonably available. The Registrant has also entered into agreements with its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. These indemnification provisions, and the Indemnification Agreements entered into between the Registrant and its directors and certain of its officers, may be sufficiently broad to permit indemnification of the Registrants' officers and directors for liabilities arising under the Securities Act of 1933, as amended. The Company has purchased and has currently in force a directors' and officers' liability insurance policy in the face amount of $1,000,000, which covers certain liabilities of directors and officers arising out of claims based on certain acts and omissions by them in their capacity as directors and officers.

Item No. 7. EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

Item No. 8. EXHIBITS

EXHIBIT NUMBER    EXHIBIT

     4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 of the Company's Registration Statement on Form SB-2, as amended (333-18967)).

     4.2 Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 of the Company's
                  Registration Statement on Form SB-2, as amended
                  (333-18967)).

     4.3          1997 Stock Plan (incorporated by reference from
                  Exhibit 10.1 of the Company's Registration Statement on Form SB-2 (333-18967)).

   4.3.1          First Amendment to 1997 Stock Plan

     4.4          Form of 1997 Stock Plan Stock Option Agreement
                  (incorporated by reference from Exhibit 10.2 of the Company's Registration Statement on Form SB-2 (333-18967)).

     4.5          1997 Non-Employee Directors Stock Option Plan
                  (incorporated by reference from Exhibit 10.3 of the Company's Registration Statement on Form SB-2 (333-18967)).

     4.6 Form of 1997 Non-Employer Directors Stock Option Agreement (incorporated by reference from Exhibit 10.4 of the Company's Registration Statement on
                  Form SB-2 (333-18967)).

     5.1          Opinion of Sheppard, Mullin, Richter & Hampton LLP.

    23.1          Consent of Moore Stephens, P.C. - Independent
                  Auditors.

    23.2 Consent of Sheppard, Mullin, Richter & Hampton LLP is contained in Exhibit 5.1.

    24.1          Power of Attorney (included in the Signature
                  Page).


Item No. 9. UNDERTAKINGS

      (1)   The Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)   To include any prospectus required by
                        Section 10(a)(3) of the Securities Act of
                        1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that Paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Hayward, State of California, on this 23rd day of December, 1997.



                              AMERICAN CHAMPION ENTERTAINMENT, INC.


                              By: /s/ Anthony K. Chan
                                  -----------------------------------
                                  Anthony K. Chan
                                  Chief Executive Officer
                                  and Chief Financial Officer

                              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of American Champion Entertainment, Inc., a Delaware corporation, do hereby constitute and appoint Anthony K. Chan the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                        TITLE                           DATE
---------                        -----                           ----


/s/ George Chung           Chairman of the Board             December 15, 1997
----------------           and Director
George Chung


/s/Anthony K. Chan         Chief Executive Officer,          December 15, 1997
-----------------          Chief Financial Officer,
Anthony K. Chan            Secretary and Director
                           (principal executive
                           officer and principal
                           financial officer)

/s/ Don Berryessa          Vice President, Assistant         December 15, 1997
-----------------          Secretary and Director
Don Berryessa


/s/ Mae Lyn Woo            Controller (principal             December 15, 1997
---------------            accounting officer)
Mae Lyn Woo


/s/ Jan Hutchins           Director                          December 15, 1997
----------------
Jan Hutchins


/s/ William Duffy          Director                          December 15, 1997
-----------------
William Duffy


/s/ Alan Elks              Director                          December 15, 1997
----------------
Alan Elks


/s/ Ronnie Lott            Director                          December 15, 1997
----------------
Ronnie Lott

                                  EXHIBIT INDEX

    Exhibit
    Number          Exhibit                                                Page
--------------------------------------------------------------------------------
     4.1            Amended and Restated Certificate of
                    Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 of the Company's
                    Registration Statement on Form SB-2, as
                    amended  (333-18967)).

     4.2 Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 of the Company's
                    Registration Statement on Form SB-2 (333-18967)).

     4.3            1997 Stock Plan (incorporated by reference from
                    Exhibit 10.1 of the Company's Registration
                    Statement on Form SB-2 (333-18967)).

     4.3.1          First Amendment to 1997 Stock Plan                     11

     4.4            Form of Employee Stock Purchase Plan Stock
                    Purchase Agreement (incorporated by reference from Exhibit 10.2 of the Company's Registration Statement on Form SB-2 (333-18967)).

     4.5            1997 Non-employee Directors Stock Option Plan
                    (incorporated by reference from Exhibit 10.3 of the Company's Registration Statement on Form SB-2 (333-18967)).

     4.6            Form of 1997 Non-Employee Directors Stock
                    Option Agreement (incorporated by reference from Exhibit 10.4 of the Company's Registration
                    Statement on Form SB-2 (333-18967)).

     5.1            Opinion of Sheppard, Mullin, Richter &
                    Hampton LLP.                                           12

     23.1           Consent of Moore Stephens, P.C. - Independent
                    Auditors.                                              14

     23.2 Consent of Sheppard, Mullin, Richter & Hampton is contained in Exhibit 5.1

     24.1           Power of Attorney (included in the Signature
                    Page).

                                  EXHIBIT 4.3.1

                               FIRST AMENDMENT TO
                             THE 1997 STOCK PLAN OF
                      AMERICAN CHAMPION ENTERTAINMENT, INC.


            Effective as of December 15, 1997, American Champion Entertainment, Inc.'s (the "Company") 1997 Stock Plan is amended by deleting paragraph 11, which states:

            "11. Change of Control. Upon the occurrence of an event constituting a Change of Control, the following transactions, in the sole discretion of the Committee, may be triggered: (i) all Options and Stock Appreciation Rights shall become immediately exercisable in full for the remainder of their term; and (ii) restrictions on alienation or hypothecation of Stock granted pursuant to a Restricted Stock Award shall lapse and in such case the Participant shall be issued Stock certificates free of any such restrictions."

            Such provision is replaced with:

                          "11. INTENTIONALLY OMITTED."

            Except as expressly provided for in this Amendment, the Company's 1997 Stock Plan remains in full force and effect.

                                   EXHIBIT 5.1

                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                                Attorneys At Law
                               Forty-Eighth Floor
                              333 South Hope Street
                       Los Angeles, California 90071-1448
                            Telephone (213) 620-1780
                                       ---
                            Facsimile (213) 620-1398

                               December 23, 1997



American Champion Entertainment, Inc.
26203 Production Ave., Suite 5
Hayward, CA 94545

Ladies and Gentlemen:

      We have acted as counsel to American Champion Entertainment, Inc. (the "Company"). This opinion is rendered in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offer of up to 400,000 shares of Common Stock of the Company, to be issued pursuant to the Company's Employee 1997 Stock Plan (the "Plan") and 1997 Non-Employee Director Stock Option Plan ("Non-Employee Plan" and collectively, the "Plans").

      In the preparation of this opinion, we have examined originals or copies of such documents as we have deemed necessary or advisable in order to render the opinion set forth below. In rendering the opinion set forth below, we have assumed:

      a. The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals.

      b. The due authorization, execution and delivery of the Registration Statement and the documents and instruments referred to therein by and on behalf of all parties thereto.

      c. The issuance of Common Stock in accordance with the terms of the Plans and agreements thereunder.

      On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that the Common Stock covered by the Registration Statement to be issued by the Company, when issued and paid for in accordance with the Plans, will be legally issued, fully paid and nonassessable.


                                Page 1 of Exh. 5.1

      This opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States and the State of California, and the General Corporation Law of the State of Delaware, and we express no opinion, and none should be inferred, as to any other laws.

      This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without our prior written consent. We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.


                                  Respectfully submitted,


                                  /s/Sheppard, Mullin, Richter & Hampton LLP






                                Page 2 of Exh. 5.1

                                EXHIBIT 23.1







                       CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


      We consent to the incorporation by reference in this Registration Statement of American Champion Entertainment, Inc. on Form S-8 of our report dated February 5, 1997, on our audit of the balance sheet of American Champion Entertainment, Inc. and of our report dated January 31, 1997 of our audits of the financial statements of America's Best Karate.




                                        /s/ Moore Stephens, P.C.
                                        MOORE STEPHENS, P.C.
                                        Certified Public Accountants

Cranford, New Jersey
December 23, 1997